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                                                                  Execution Copy

                                                                    Exhibit 10.8

                     THIRD AMENDMENT TO AMENDED AND RESTATED
                           REVOLVING CREDIT AGREEMENT

         This THIRD AMENDMENT TO AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT (this "AMENDMENT") is dated as of December 19, 2003 by and among (i) Silverleaf Resorts, Inc., a Texas corporation (the "BORROWER"), (ii) Sovereign Bank, a federally chartered savings bank ("SOVEREIGN"), and Liberty Bank, a Connecticut non-stock mutual savings bank, as the Banks (the "BANKS"), and (iii) Sovereign Bank, a federally chartered savings bank, as agent for the Banks (the "AGENT").

                              W I T N E S S E T H:

         WHEREAS, the Borrower, the Banks, and the Agent have entered into that certain Amended and Restated Revolving Credit Agreement, dated as of April 30, 2002, as amended by the First Amendment to Amended and Restated Revolving Credit Agreement, dated as of September 30, 2002, and as amended by the Second Amendment to Amended and Restated Revolving Credit Agreement, dated as of October 1, 2003 (as so amended, the "CREDIT AGREEMENT"), pursuant to which the Banks have extended credit to the Borrower on the terms set forth therein;

         WHEREAS, the Borrower has requested that the Banks and the Agent agree to extend the Tranche A Conversion Date, amend the Tranche A Total Commitment and the Tranche B Total Commitment and make certain other changes and amendments to the Credit Agreement; and

         WHEREAS, the Banks, the Agent and the Borrower have agreed to make such amendments subject to and on the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1. DEFINITIONS. All capitalized terms used herein and not expressly defined herein shall have the same respective meanings given to such terms in the Credit Agreement.

         2. AMENDMENTS TO CREDIT AGREEMENT. As of the Effective Date (as defined in Section 7) the Credit Agreement is hereby amended as follows:

                  (a) AMENDMENTS TO Section 1.1. Section 1.1 of the Credit Agreement is hereby amended as follows:

                           (1) The definitions below appearing in Section 1.1 of the Credit Agreement are hereby amended and restated in their entirety as follows:

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                           "Additional Resort Collateral. Collectively, the
                           development rights, the real property, the fixtures and the personal property, including all management agreements for the Eligible Projects, now or hereafter acquired by the Borrower, and described on
                           EXHIBIT I attached hereto. For the avoidance of any doubt, "Additional Resort Collateral" shall not include the promissory notes and other property of Silverleaf Finance I, Inc. that constitute "Pledged Assets" under the DZ Bank Documents or the promissory notes and other property of SFII that constitute "Conveyed Assets" or "Collateral" under the Textron Securitization Documents."

                           "Eligible Consumer Loan Amount. The sum of (a) the aggregate principal amount outstanding from time to time of all Eligible Consumer Loans pledged to the Agent as Collateral less (b) the amount by which the aggregate principal amount of Eligible Consumer Loans in respect of the Oak N' Spruce Resort pledged to the Agent exceeds twenty percent (20%) of the aggregate principal amount outstanding of all Eligible Consumer Loans pledged to the Agent, less (c) the greater of

                                             (i) the amount by which the
                                    aggregate principal amount of Modified
                                    Consumer Loans exceeds (A) from the Closing
                                    Date to June 30, 2004, twenty-two percent
                                    (22%) of the aggregate principal amount
                                    outstanding of all Eligible Consumers Loans pledged to the Agent, (B) from July 1, 2004 to December 31, 2004, twenty and one-half percent (20.5%) of the aggregate principal amount outstanding of all Eligible Consumer Loans pledged to the Agent, (C) from January 1, 2005 to June 30, 2005, eighteen and one-half percent (18.5%) of the aggregate principal amount outstanding of all Eligible Consumer Loans pledged to the Agent, and (D) from and after July 1, 2005, fifteen percent (15%) of the aggregate principal amount outstanding of all Eligible Consumer Loans pledged to the Agent; and

                                             (ii) the amount by which the
                                    aggregate principal amount of the Modified
                                    Consumer Loans exceeds $4,852,042."

                           "Intercreditor Agreement. The Intercreditor
                           Agreement, dated as of April 30, 2002, among the Agent, Textron and Heller, as amended by the Intercreditor Amendment."

                           "Net Securitization Cash Flow. All of Silverleaf Finance I, Inc.'s right, title and interest in and to any excess cash flow derived from the consumer loans sold by the Borrower to Silverleaf Finance I, Inc. and then sold by Silverleaf Finance I, Inc. to DZ Bank pursuant to the DZ Bank Documents, all of SFII's right, title and interest in and to any excess cash flow derived

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                           from the consumer loans sold by the Borrower to SFII
                           and then sold by SFII to Textron pursuant to the Textron Securitization Documents, and all of the Borrower's right to payments (including principal and interest) under and in respect of the Subordinated Note."

                            "Silverleaf Finance I, Inc. Stock. All issued and
                           outstanding shares of capital stock of Silverleaf Finance I, Inc., a Delaware corporation, and SFII, all certificates, instruments or other documents evidencing or representing the same and all dividends and distributions therefrom, including dividends and distributions paid in stock."

                           "Security Agreement. The Amended and Restated Security Agreement dated as of April 30, 2002 between the Borrower and the Agent, as amended the First Amendment to Amended and Restated Security Agreement, dated of December 19, 2003."

                           "Stock Pledge Agreement. Collectively, the Stock Pledge Agreement, dated as of April 30, 2002, made by the Borrower in favor of the Agent, for the benefit of the Banks, with respect to the stock of Silverleaf Finance I, Inc., as amended by First Amendment to Stock Pledge Agreement, dated as of December 19, 2003, and the Stock Pledge Agreement, dated as of December 19, 2003, made by the Borrower in favor of the Agent, for the benefit of the Banks, with respect to the stock of Silverleaf Finance II, Inc."

                           "Subordinated Note. As defined in the Security Agreement."

                           "Tranche A Commitment. With respect to each Tranche A Bank, the amount set forth on SCHEDULE 1 hereto as the amount of such Tranche A Bank's commitment to make Tranche A Loans, as the same may or shall be reduced in accordance with Section 2.2 hereof; or if such commitment is terminated pursuant to the provisions hereof, zero."

                           "Tranche A Conversion Date. March 31, 2006 or such later date as the Tranche A Banks may determine as set forth in Section 3.2(a)."

                           "Tranche A Maturity Date. The earliest of (a) March 30, 2007, (b) five (5) years from the Closing Date and (c) the weighted average maturity date of the Eligible Consumer Loans pledged as Collateral as of the Tranche A Conversion Date, as determined by the Agent in its reasonable discretion; provided, however, that, notwithstanding the foregoing, the Tranche A Maturity Date shall be the earlier of (a) March 30, 2009 or (b) the weighted average maturity date of the Eligible Consumer Loans pledged as Collateral as of the Tranche A Conversion Date, as determined by the Agent in its reasonable discretion, if all of the following conditions have been satisfied (i) the final maturity date of each of the loans comprising the

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                           Textron Facility has been extended to March 30, 2009,
                           (ii) the holders of not less than sixty-six and two thirds percent (66 2/3%) in principal amount of the Borrower's 6% Senior Subordinated Notes due in 2007 agree to exchange their notes for new Senior Subordinated Notes due in 2010 with an interest rate not to exceed 8% and otherwise on the same terms and conditions as the existing notes, and (iii) no Default or Event of Default has occurred."

                           "Tranche A Total Commitment. The sum of the Tranche A Commitments of the Tranche A Banks, as in effect from time to time, which shall not exceed the amount of $35,000,000."

                           "Tranche B Maturity Date. The earlier of (a) March 30, 2007 and (b) five (5) years from the Closing Date; provided, however, that, notwithstanding the foregoing, the Tranche B Maturity Date shall be March 30, 2009, if all of the following conditions have been satisfied (i) the final maturity date of each of the loans comprising the Textron Facility has been extended to March 30, 2009, (ii) the holders of not less than sixty-six and two-thirds percent (66 2/3%) in principal amount of the Borrower's 6% Senior Subordinated Notes due in 2007 agree to exchange their notes for new Senior Subordinated Notes due in 2010 with an interest rate not to exceed 8% and otherwise on the same terms and conditions as the existing notes, and (iii) no Default or Event of Default has occurred; provided further, however, that in no event shall the Tranche B Maturity Date be later than the Tranche A Maturity Date."

                           "Tranche B Total Commitment. The sum of the Tranche B Commitments of the Tranche B Banks, as in effect from time to time, which shall not exceed $5,411,718."

                           (2) The following definitions are hereby inserted into Section 1.1 of the Credit Agreement in the appropriate alphabetical order:

                           "Executive Order. See Section 6.36."

                           "Foreign Assets Control Regulations. See Section
                           6.36."

                           "Intercreditor Amendment. The First Amendment to the Intercreditor Agreement, dated as of December 19, 2003, among the Agent, Textron and Heller."

                           "Modified Consumer Loan. An Eligible Consumer Loan pledged to the Agent for which a modified payment plan has been implemented (in accordance with clause
                           (b) of paragraph (9) of the definition of "Eligible Consumer Loan")."

                           "SFII. Silverleaf Finance II, Inc., a Delaware corporation."

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                           "SFII Subordination Agreement. The Subordination
                           Agreement relating to the Agent's security interest in the stock of SFII, dated as of December 19, 2003 by and among Textron, as agent under the Textron Securitization Documents, Textron, as agent under the Textron Facility, and the Agent."

                           "Textron Securitization. The receivables credit facility to be provided by Textron to SFII pursuant the Loan and Security Agreement dated as of December 19, 2003 and the other Textron Securitization Documents."

                           "Textron Securitization Term Sheet. The summary of proposed standard terms for the Textron Securitization, dated as of August 27, 2003, by and between the Borrower and Textron, attached hereto as EXHIBIT O."

                           "Textron Securitization Documents. The documents listed on SCHEDULE 1.1(e), as such documents may be amended, amended and restated or otherwise modified from time to time, solely to the extent that the Agent has provided its prior written consent thereto."

                           "Timeshare Documents. Any registration statement approving the establishment and operation of the Eligible Projects and the sales of Timeshare Interests required under any statute, act, regulation, ordinance, rule or law applicable to the establishment and operation of the Eligible Projects and the sales of the Timeshare Interests."

                           "Trading With the Enemy Act.  See Section 6.36."

                  (b) AMENDMENT AND RESTATEMENT OF Section 2.2. Section 2.2 is hereby amended and restated in its entirety as follows:

                                    "2.2. MANDATORY AUTOMATIC REDUCTION OF TOTAL
                                    COMMITMENTS.

                                    (a)      Mandatory Automatic Reduction of
                           Tranche A Total Commitment. The Tranche A Total Commitment shall be reduced automatically by an amount equal to $3,500,000 on March 31, 2006. Upon such reduction, the Tranche A Commitments of each of the Tranche A Banks shall be reduced pro rata in accordance with its Tranche A Commitment Percentage and the Borrower shall make any prepayments required by Section 3.2(b) hereof. No reduction of the Tranche A Total Commitment may be reinstated.

                                    (b)      Mandatory Automatic Reduction of
                           Tranche B Total Commitment. The Tranche B Total Commitment shall be reduced automatically on a monthly basis as of the first day of each calendar month based on a fifteen (15) year amortization schedule to an amount equal to or less than the amount set forth on SCHEDULE 2.2. Upon each such reduction,

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                           the Tranche B Commitments of each of the Tranche B
                           Banks shall be reduced pro rata in accordance with its Tranche A Commitment Percentage and the Borrower shall make any prepayments required by Section 3.2(b) hereof. No reduction of the Tranche B Commitments may be reinstated."

                  (c) AMENDMENT TO Section 3.2(c). Section 3.2(c) is hereby amended by deleting the words "in an amount equal to" and replacing such words with "in an amount not to exceed".

                  (d) ADDITION OF Section 3.2. Section 3.2 is hereby amended by addition the clause (e) set forth below thereto:

                                    "(e)     Use of Program Reserve Account
                           Withdrawals and Surplus Under the Textron
                           Securitization. To the extent that funds are made available to Silverleaf Finance II, Inc. from the Program Reserve Account in accordance with Section 5.1(e) of the Loan and Security Agreement, dated as of December 19, 2003, between Silverleaf Finance II, Inc. and Textron, to the extent permitted by law and the Textron Securitization Documents, the Borrower shall cause Silverleaf Finance II, Inc. to distribute such funds to the Borrower and the Borrower shall make payment in the amount of such distribution to Textron and the Agent, for the benefit of the Banks, to be applied to payment of the Textron Facilities and the Loans in the order set forth in the Intercreditor Agreement and, in the case of the Banks, to be applied to the Tranche B Loans of the Banks pro rata based upon the respective Tranche A Commitment Percentages of the Banks and, upon repayment in full of the Tranche B Loans, to the Tranche A Loans of the Banks pro rata based on upon the respective Tranche A Commitment Percentages of the Banks. To the extent that the Borrower receives any distributions from Silverleaf Finance II, Inc. in respect of any Surplus payments, as such term is defined in the Textron Securitization Documents, such funds shall be used by the Borrower strictly to fund the Operating Expenses in accordance with the Business Plan and for no other reason, without the Agent's prior written consent."

                  (e) AMENDMENT Section 3.3. Section 3.3 is hereby amended by adding thereto the following sentence after the last sentence thereof:

                           "The $2,000,000 prepayment of the Tranche B Loans on December 19, 2003 shall be applied to reduce the Tranche B Loans of the Tranche B Banks as follows:
                           (i) $500,000 to reduce the Tranche B Loan of Liberty Bank and (ii) $1,500,000 to reduce all of the Tranche B Loans pro rata based upon the respective Tranche A Commitment Percentages of the Banks."

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                  (f)      AMENDMENT TO Section 4.7. Section 4.7 is hereby
                           amended by replacing "the Base Rate" in the first sentence thereof with "the rate of interest otherwise applicable pursuant to Section 2.4".

                  (g) AMENDMENT TO Section 5.8. Section 5.8 is hereby amended and restated in its entirety as follows:

                                    "Section 5.8. RELEASE OF COLLATERAL. Upon
                           the Borrower's repayment in full of all Obligations under and in respect of the Tranche B Loans, the Agent shall release its security interest in and mortgage on the Existing Mortgaged Property, the Additional Resort Collateral, and the stock of Silverleaf Finance I, Inc.; provided that (i) no Default or Event of Default shall exist and (ii) Heller and Textron shall be releasing simultaneously their interest, if any, in such Collateral."

                  (h) AMENDMENT TO Section 6.12. Section 6.12 is hereby amended by the insertion of the following sentence after the last sentence thereof:

                           "The Borrower does not intend to treat the Loans or related transactions hereunder as a "reportable transaction" (within the meaning of Treasury Regulation Section 1.6011-4)."

                  (i) AMENDMENT TO Section 6.34. Section 6.34 is hereby amended and restated in its entirety as follows:

                                    "6.34. DZ FACILITY. The DZ Facility is in
                           full force and effect and has not been amended, modified or otherwise rescinded, except as otherwise consented to in writing by the Banks."

                  (j) ADDITION OF Section 6.35. Article 6 is hereby amended by the insertion of Section 6.35 after Section 6.34 as follows:

                                    "6.35. TEXTRON SECURITIZATION. The Textron
                           Securitization is in full force and effect and has not been amended, modified or otherwise rescinded, except as otherwise consented to in writing by the Banks."

                  (k) ADDITION OF Section 6.36. Article 6 is hereby amended by the insertion of Section 6.36 after Section 6.35 as follows:

                                    "6.36. FOREIGN ASSETS CONTROL REGULATIONS,
                           ETC. None of the requesting or borrowing of the Loans or the use of the proceeds of the Loans will violate the Trading With the Enemy Act (50 U.S.C. Section 1 et seq., as amended) (the "TRADING WITH THE ENEMY ACT") or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) (the "FOREIGN ASSETS CONTROL REGULATIONS") or any enabling legislation or executive order relating

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                           thereto (which for the avoidance of doubt shall
                           include, but shall not be limited to (a) Executive Order 13224 of September 21, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)) (the "EXECUTIVE ORDER") and (b) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56)). Furthermore, neither the Borrower nor any of its Subsidiaries or other Affiliates (a) is or will become a "blocked person" as described in the Executive Order, the Trading With the Enemy Act or the Foreign Assets Control Regulations or (b) engages or will engage in any dealings or transactions, or be otherwise associated, with any such "blocked person.""

                  (l) AMENDMENT TO Section 7.5. Section 7.5 is hereby amended by the insertion of Section 7.5.6 after
                           Section 7.5.5 as follows:

                                    "7.5.6. NOTICES CONCERNING TAX TREATMENT. In
                           the event the Borrower determines to take any action inconsistent with its intention to not treat the Loans and/or related transactions hereunder as a "reportable transaction" (within the meaning of Treasury Regulation Section 1.6011-4), it will promptly notify the Agent in writing thereof and will provide the Agent with a duly completed copy of IRS Form 8886 or any successor form. The Borrower acknowledges that one or more of the Banks may treat its Loans as part of a transaction that is subject to Treasury Regulation Section 1.6011-4 or Section 301.6112-1, and the Agent and such Bank or Banks, as applicable, will file such IRS forms and maintain such lists and other records as they may determine is required by such Treasury Regulations."

                  (m) AMENDMENT TO Section 7.11. Section 7.11 is hereby amended by adding the following sentence after the last senteNce thereof:

                           "On an annual basis, the Borrower shall provide the Agent with written certification that the underwriting criteria as approved by the Agent remains in full force and effect and has not been revised or altered without the Agent's consent."

                  (n) AMENDMENT TO Section 7.20. Section 7.20 is hereby amended by amending and restating the first sentence thereof as follows:

                           "The Borrower will enter into the Standby Management Agreement on or before the Closing Date and will maintain such agreement in full force and effect until the Tranche A Maturity Date. In the event that such agreement for the Standby Manager expires before the Tranche A Maturity Date, such agreement shall be extended or shall be replaced,

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                           before its expiration, with an agreement for a
                           Standby Manager that expires no sooner than the Tranche A Maturity Date."

                  (o) AMENDMENT TO Section 7.25. Section 7.25 is hereby amended and restated in its entirety as follows:

                           "7.25 NET SECURITIZATION CASH FLOW. The Borrower will cause Silverleaf Finance I, Inc. to declare, at least quarterly, a cash dividend payable to the Borrower in an amount equal to the Net Securitization Cash Flow in respect of Silverleaf Finance I, Inc. for such quarter. If no Default or Event of Default has occurred, the Borrower agrees to use such dividends for payment of Operating Expenses as provided in the Business Plan and for no other purpose. If a Default or Event of Default has occurred, then all such dividends shall be paid directly to the Agent, as agent for the Banks, and applied by the Agent to repayment of the Tranche B Loans of the Banks pro rata based upon the respective Tranche A Commitment Percentages of the Banks and, upon repayment in full of the Tranche B Loans, to the Tranche A Loans of the Banks pro rata based on upon the respective Tranche A Commitment Percentages of the Banks.

                                    The Borrower will cause Silverleaf Finance
                           II, Inc. to declare, at least quarterly, a cash dividend payable to the Borrower and/or the Borrower shall collect a payment in respect of the Subordinated Note in an aggregate amount equal to the Net Securitization Cash Flow in respect of Silverleaf Finance II, Inc. for such quarter. If no Default or Event of Default has occurred, the Borrower agrees to use such dividends or payments for payment of Operating Expenses as provided in the Business Plan and for no other purpose. If a Default or Event of Default has occurred, then all such dividends or payments shall be paid directly to the Agent, as agent for the Banks, and applied by the Agent to repayment of the Tranche B Loans of the Banks pro rata based upon the respective Tranche A Commitment Percentages of the Banks and, upon repayment in full of the Tranche B Loans, to the Tranche A Loans of the Banks pro rata based on upon the respective Tranche A Commitment Percentages of the Banks.

                                    The Borrower shall provide the Agent with
                           notice if either Silverleaf Finance I, Inc. or Silverleaf Finance II, Inc. declares a dividend or the Borrower collects any amounts in respect of the Subordinated Note, together with a certification that: (i) states whether a Default or an Event of Default exists and (ii) contains a calculation of the Net Securitization Cash Flow."

                  (p) AMENDMENT TO Section 7.27. Section 7.27 is hereby amended by the insertion of ", Textron
                           Securitization," after The words "DZ Bank
                           Securitization" in

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                           the title thereof, and further amended by the
                           insertion of ", Textron Securitization Documents" after the words "DZ Bank Documents."

                  (q) AMENDMENT TO Section 8.3(e). Section 8.3(e) is hereby amended by the insertion of "and the Textron SecuritizatioN," after the words "DZ Bank Securitization."

                  (r) AMENDMENT TO Section 8.5.2. Section 8.5.2 is hereby amended by the insertion of ", the Textron Securitization" afTer each occurrence of the words "DZ Bank Securitization" therein.

                  (s) AMENDMENT TO Section 8.12. Section 8.12 is hereby amended and restated in its entirety as follows:

                                    "8.12. TRANSACTIONS WITH AFFILIATES. Except
                           as provided in the Textron Securitization Documents, the Borrower will not, and will not permit any of its Subsidiaries to, engage in any transaction with any Affiliate (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such Affiliate or, to the knowledge of the Borrower, any corporation, partnership, trust or other entity in which any such Affiliate has a substantial interest or is an officer, director, trustee or partner, on terms more favorable to such Person than would have been obtainable on an arm's-length basis in the ordinary course of business."

                  (t) AMENDMENT TO Section 8.16. Section 8.16 is hereby amended and restated in its entirety as follows:

                                    "8.16 TIME SHARE INSTRUMENTS; REQUIRED
                           CONSUMER LOAN DOCUMENTATION; MANAGEMENT AGREEMENTS. Without the Agent's prior written consent, which consent shall not be unreasonably withheld as to changes necessary to implement the Business Plan, the Borrower shall not amend, modify or terminate any of the Timeshare Declarations or the Timeshare Documents, or any other restrictive covenants, agreements or easements regarding the Eligible Projects (except for routine non-substantive modifications which have no impact on the Collateral and except for amendments or modifications of the Timeshare Documents and/or Declarations listed and described on EXHIBIT P). Other than pursuant to the Security Documents, the Borrower shall not assign any of its rights under any Timeshare Instrument or Management Agreement, including, without limitation, the Borrower shall not assign its rights as "developer" under the Timeshare Declarations. The Borrower shall not file or permit to be filed any additional covenants, conditions, easements or restrictions against or affecting the Eligible Projects (or any portion thereof). The

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                           Borrower shall not cause or permit any amendment to
                           or modification of the form or terms of the Required Consumer Loan Documentation, except as otherwise permitted by this Credit Agreement."

                  (u) AMENDMENT TO Section 8.19. Section 8.19 is hereby amended by the insertion of "the Textron Securitization DocumentS," after the words "DZ Bank Documents," and further amended by the insertion of the words "the Textron Securitization," after the words "DZ Bank Securitization,".

                  (v) ADDITION OF Section 8.22. Article 8 is hereby amended by the insertion of Section 8.22 after Section 8.21 as follows:

                                    "8.22. LOAN RISK RATIO. As of the last day
                           of each fiscal quarter, the Borrower will not permit for any Reference Period the ratio, expressed as a percentage, of (a) the outstanding principal amount of all loans made by the Borrower to consumer borrowers with FICO Credit Bureau Scores of less than 600 during the applicable Reference Period to (b) the aggregate principal amount of all consumer loans made by the Borrower to consumer borrowers during the applicable Reference Period to be greater than thirty percent (30%). For the purposes hereof, any consumer borrower that does not have a FICO Credit Bureau Score shall be treated as a consumer borrower with a FICO Credit Bureau Score of less than 600. In the event that, as of the last day of any fiscal quarter, such ratio is greater than twenty-five percent (25%), the Borrower hereby agrees that, at the Agent's request and at the Borrower's expense, the Banks may conduct an audit of the Borrower in accordance with
                           Section 7.9.1 hereof (and such audit shall not count against the annual audit limit set forth in
                           Section 7.9.1)."

                  (w) ADDITION OF Section 8.23. Article 8 is hereby amended by the insertion of Section 8.23 after Section 8.22 as follows:

                                    "8.23. MODIFIED PAYMENT PLANS. In the event
                           that, at any time, the aggregate principal amount of the Modified Consumer Loans exceeds either the applicable percentage set forth in clause (c)(i) of the definition of "Eligible Consumer Loan Amount" or the dollar amount set forth in clause (c)(ii) of the definition of "Eligible Consumer Loan Amount", then no Eligible Consumer Loans pledged to the Agent may be modified in any respect until such time as the aggregate principal amount of the Modified Consumer Loans does not exceed either the applicable percentage in clause (c)(i) or the dollar amount in clause (c)(ii) of the definition of "Eligible Consumer Loan Amount"."

                  (x) AMENDMENT TO Section 9.5. Section 9.5 is hereby amended and restated as follows:

                                    "9.5. PROFITABLE OPERATIONS. The Borrower
                           will not permit Consolidated Net Income (a) for any fiscal year, commencing with the fiscal year ending December 31, 2002, to be less than $1.00 and (b) for any two consecutive fiscal quarters (reviewed on an individual rather than on an aggregate basis) to be less than $1.00."

                  (y) AMENDMENT TO Section 10.2.2. Section 10.2.2 is hereby amended by deleting the words "(the "INTERCREDITOR AGREEMENT)" therefrom.

                  (z) AMENDMENT AND RESTATEMENT OF Section 12.1(g). Section 12.1(g) is hereby amended and restated in its entirety as follows:

                                    "(g) an event of default shall occur under
                           the DZ Bank Securitization, the Textron
                           Securitization, the Heller Facility, the Textron Facility or the New Notes."

                  (aa) AMENDMENT AND RESTATEMENT OF Section 12.1(z). Section 12.1(z) is hereby amended and restated in its entirety as follows:

                                    "(z) DZ Bank and Textron do not purchase
                           loans in substantially the amounts and during the periods specified in the Business Plan or if the proceeds of such purchases are insufficient to make the principal payments described in Section 3.2 hereof or if the Borrower fails to apply such proceeds to repayment of the Loans as provided in
                           Section 3.2 hereof."

                  (bb) AMENDMENT TO Section 14.1(d). Section 14.1(d) is hereby amended and restated in its entirety as follows:

                                    "(d) Each of the Banks and the Borrower
                           hereby acknowledges the terms of each of the Intercreditor Agreement and the SFII Subordination Agreement and further acknowledges that certain rights and remedies hereunder (including those set forth in Sections 3.2(c) and, in the case of the Intercreditor Agreement only, 12.4 hereof) are subjEct to the terms of the Intercreditor Agreement and the SFII Subordination Agreement. Each of the Banks hereby authorizes the Agent to execute, deliver and perform the Intercreditor Agreement, the Intercreditor Amendment and the SFII Subordination Agreement in its capacity as Agent for the Banks. The Agent and the Banks hereby agree that Agent shall act, or refrain from acting, as a "Lender" under the Intercreditor Agreement or as "Second Group One Agent" under the SFII Subordination Agreement at the direction of the Required Banks (except that the Agent may act, or refrain from acting, with respect to the Existing Mortgaged Property solely at the direction of Sovereign), and that all amounts received by the Agent under the Intercreditor Agreement and the SFII Subordination Agreement shall be applied to the Obligations in accordance with the terms of this Credit Agreement."

                  (cc) ADDITION OF Section 14.11. Article 14 is hereby amended by the insertion of Section 14.11 after
                           Section 14.10 as follows:

                                    "14.11. AGENT MAY FILE PROOFS OF CLAIM.

                                    (a)      In case of the pendency of any
                           receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial, administrative or like proceeding or any assignment for the benefit of creditors relative to the Borrower or any of its Subsidiaries, the Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding, under any such assignment or otherwise:

                                    (i)      to file and prove a claim for the
                           whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Banks and the Agent (including any claim for the compensation, expenses, disbursements and advances of the Banks and the Agent and their respective agents and counsel and all other amounts due the Banks and the Agent under
                           Section 15.1) allowed in such proceeding or under any such assignment; and

                                    (ii)     to collect and receive any monies
                           or other property payable or deliverable on any such claims and to distribute the same.

                                    (b)      Any custodian, receiver, assignee,
                  trustee, liquidator, sequestrator or other similar official in any such proceeding or under such assignment is hereby authorized by each Bank to make such payments to the Agent and, in the event that the Agent shall consent to the making of such payments directly to the Banks, nevertheless to pay to the Agent any amount due for the compensation, expenses, disbursements and advances of the Agent and its agents and counsel, and any other amounts due the Agent under Section 15.1.

                                    (c)      Nothing contained herein shall
                  authorize the Agent to consent to or accept or adopt on behalf of any Bank any plan of reorganization, arrangement, adjustment or composition affecting the Obligations owed to such Bank or the rights of any Bank or to authorize the Agent to vote in respect of the claim of any Bank in any such proceeding or under any such assignment."

                  (dd) AMENDMENT TO ARTICLE 23. Article 23 is hereby amended by the amendment and restatement of the first sentence thereof as follows:

                                    "The Borrower hereby knowingly, voluntarily
                           and intentionally waives the right to a trial by jury in respect of any claim based hereon, arising out of, under or in connection with this Credit Agreement, the Notes or any of the other Loan Documents, or any course of conduct, course of dealing, statements (whether verbal or written) or actions of any party. This waiver constitutes a material inducement for the Banks to make the Loans."

                  (ee) ADDITION OF ARTICLE 30. The Credit Agreement is hereby amended by the insertion of Article 30 after
                           Article 29 as follows:

                           "30. REPLACEMENT DOCUMENTS

                                    Upon receipt of an affidavit of an officer
                           of a Bank as to the loss, theft, destruction or mutilation of a Note or any other security document which is not of public record, the Borrower will issue, in lieu thereof, a replacement Note or other document in the same principal amount thereof and otherwise of like tenor."

                  (ff)     AMENDMENT TO THE SCHEDULES AND EXHIBITS.

                           (1) Exhibit A to the Credit Agreement is hereby deleted in its entirety and replaced with Exhibit A hereto.

                           (2) Exhibit L to the Credit Agreement is hereby deleted in its entirety and replaced with Exhibit L hereto.

                           (3) Exhibit O attached hereto is hereby inserted into the Credit Agreement after Exhibit N.

                           (4) Exhibit P attached hereto is hereby inserted into the Credit Agreement after Exhibit O.

                           (5) Schedule 1 of the Credit Agreement is hereby deleted in its entirety and replaced with
                                Schedule 1 hereto.

                           (6) Schedule 1.1(a) of the Credit Agreement is hereby amended by adding thereto the items and language set forth on Schedule 1.1(a)(A) hereto.

                           (7) Schedule 1.1(b) of the Credit Agreement is hereby amended by adding thereto the items and language set forth on Schedule 1.1(b)(B).

                           (8) Schedule 1.1(c) of the Credit Agreement is hereby amended by adding thereto the items and language set forth on Schedule 1.1(c)(C).

                           (9) Schedule 1.1(e) attached hereto is hereby inserted into the Credit Agreement after
                                Schedule 1.1(d).

                           (10) Schedule 2.2 of the Credit Agreement is hereby
                                deleted in its entirety and replaced with
                                Schedule 2.2 hereto.

                           (11) Schedules 6.21(a) and 6.21(b) of the Credit
                                Agreement are hereby deleted in their entirety and replaced with Schedules 6.21(a) and 6.21(b) hereto.

         4. CONSENT TO AMENDMENT OF OTHER DEBT FACILITIES AND TEXTRON SECURITIZATION. The Agent and the Banks hereby consent to (a) the amendments to the Textron Documents in the forms attached hereto as EXHIBIT B, (b) the entry by the Borrower into the Textron Securitization Documents in the forms attached hereto as EXHIBIT C, (c) the amendment of the Intercreditor Agreement in the form attached hereto as EXHIBIT D, and (d) the amendment to the DZ Bank Facility in the form attached hereto as EXHIBIT E.

         6. CLOSING FEE. In consideration of the amendments, consent and the waivers set forth herein, the Borrower hereby agrees to pay to the Agent, for the benefit of the Banks and to be shared between the Banks as agreed, on or prior to the closing date a closing fee in amount equal to 0.50% of the Total Commitment on the date hereof (the "CLOSING FEE"). The Closing Fee will be fully-earned on the Effective Date and will be non-refundable.

         7. CONDITIONS TO EFFECTIVENESS. This Amendment shall not become effective unless on or prior to December 31, 2003 the following conditions precedent have been satisfied:

                  (a) the Agent shall have received this Amendment duly executed and delivered by the Borrower, the Agent, and the Banks;

                  (b) the Agent shall have received copies of the documents attached hereto as EXHIBITS B, C, D AND E duly executed and delivered by the parties thereto and in form and substance satisfactory to the Agent, and each of the Textron Facility, the Heller Facility, the DZ Bank Securitization and the Textron Securitization shall be in full force and effect and available to the Borrower;

                  (c) the Agent shall have received evidence, in form and substance satisfactory to the Agent, that the consent of each party entitled to consent to this Amendment pursuant to the terms of the Textron Documents, the Heller Documents, and any other document evidencing any other Indebtedness of the Borrower shall have been obtained;

                  (d) the Agent shall have received from the Borrower and Silverleaf Finance II, Inc. (i) a copy, certified by a duly authorized officer of such Person to be true and complete on the Effective Date, of each of (A) its charter or other incorporation documents as in effect on such date of certification and (B) its by-laws or other governing documents as in effect on such date, and (ii) good standing certificates for the Borrower from its jurisdiction of incorporation and each jurisdiction in which an Eligible Project is located and a good standing certificate for Silverleaf Finance II, Inc. from the Secretary of State of the State of Delaware;

                  (e) the Agent shall have received satisfactory evidence that all corporate action necessary for the valid execution, delivery and performance by the Borrower of this Amendment and any other documents delivered in connection herewith has been duly and effectively taken;

                  (f) the Agent shall have received an incumbency certificate from the Borrower, dated as of the Effective Date, signed by a duly authorized officer of the Borrower and giving the name and bearing a specimen signature of each individual who shall be authorized: to sign, in the name and on behalf of the Borrower, this Amendment and each of the other documents to which the Borrower is or is to become a party;

                  (g) the Agent shall have received from the Borrower a Borrowing Base Certificate dated as of the Effective Date;

                  (h) the Agent shall have received a favorable opinion of counsel addressed to the Banks and the Agent, dated as of the Effective Date, in form and substance satisfactory to the Banks and the Agent, from Meadow, Owens, Collier, Reed, Cousins & Blau, L.L.P., counsel to the Borrower and its Subsidiaries;

                  (i) all interest and fees due and owing to the Banks shall be paid in full prior to the Effective Date;

                  (j) the Borrower shall have repaid principal amounts under the Tranche A Loans and the Tranche B Loans in an aggregate amount to enable the outstandings under such Loans to be below $35,000,000 and $5,411,718, respectively;

                  (k) Sovereign shall have received from Textron, as agent under the Textron Facility, a $1,812,465.85 payment to Sovereign's term loan component of the Textron Facility, such that all of Sovereign's commitments under the term loan component of the Textron Facility shall have been paid in full and terminated;

                  (l) all information and documents heretofore delivered by the Borrower to the Banks, shall remain true and correct in all respects and except as disclosed by the Borrower in writing prior to the date hereof, and no material change shall have occurred in the properties, assets, liabilities, financial condition or business of the

         Borrower or any of its Subsidiaries since September 30, 2003, other than as expressly provided in Section 8(c) hereof;

                  (m) the Agent shall have received (i) a stock pledge agreement with respect to the stock of Silverleaf Finance II, Inc. in form and substance satisfactory to the Agent and duly executed and delivered by the Borrower and Textron with respect to the stock of Silverleaf Finance II, Inc., (ii) an amendment to the Stock Pledge Agreement, dated as of April 30, 2002, between the Borrower and the Agent, in form and substance satisfactory to the Agent and duly executed and delivered by the Borrower, (iii) an amendment to the Security Agreement in form and substance satisfactory to the Agent and duly executed and delivered by the Borrower, and (iv) any amendments to the UCC financing statements filed pursuant to the Security Documents deemed necessary or advisable by the Agent;

                  (n) the Security Documents shall be effective to create in favor of the Agent a legal, valid and enforceable first priority or second priority security interest in the Collateral, as required by the applicable Security Document (except for Permitted Liens entitled to priority under applicable law);

                  (o) the Agent shall have received from the Borrower a statement of all material litigation pending or threatened against the Borrower or its Subsidiaries which has not been previously disclosed to the Agent;

                  (p) the Agent and the Banks shall have received evidence satisfactory to the Agent and the Banks that the Textron Securitization has closed on terms and conditions both set forth in the Textron Securitization Term Sheet and satisfactory to the Agent and the Banks, that the Textron Securitization has been documented in form and substance satisfactory to the Agent and the Banks, and that the Textron Securitization has resulted in the removal and prepayment of approximately $23,000,000 of Eligible Consumer Loans under the Credit Agreement. The Borrower shall have delivered to the Banks copies of all executed documents related to the Textron Securitization certified by the Borrower to be true, correct and complete as of the Effective Date;

                  (q) the Agent shall have received an updated Business Plan from the Borrower, in form and substance satisfactory to the Agent and the Banks, which Business Plan shall be in effect in all material respects as of the Effective Date and shall cover the period of business of the Borrower through the date that is five (5) years from the Effective Date and which Business Plan shall have been approved by the Board of Directors of the Borrower;

                  (r) the maturity date of the DZ Bank Facility shall have been extended pursuant to documentation in form and substance satisfactory to the Agent and the Banks;

                  (s) the Agent shall have received the Closing Fee from the Borrower in immediately available funds; and

                  (t) the Borrower shall have reimbursed the Agent for, or paid directly, all reasonable fees, costs, and expenses incurred by legal counsel to the Agent and legal counsel to Liberty Bank for which the Borrower has received an invoice.

The date on which all such conditions shall have been met, as determined by the Agent, shall be the effective date of this Amendment (the "EFFECTIVE DATE").

         8. REPRESENTATIONS AND WARRANTIES; NO DEFAULT. The Borrower hereby represents and warrants to the Banks and the Agent as follows:

                  (a) Representations and Warranties in Credit Agreement. Each of the representations and warranties of the Borrower contained in the Credit Agreement or in any document or instrument delivered pursuant to or in connection with the Credit Agreement (including, without limitation, this Amendment) are true, correct and complete as of the date hereof and no Default or Event of Default has occurred and is continuing.

                  (b) Authority, No Conflicts, Etc. The execution, delivery and performance of this Amendment (i) are within the corporate authority of the Borrower, (ii) have been duly authorized by all necessary corporate proceedings on behalf of the Borrower, (iii) do not conflict with or result in any breach or contravention of any provision of law, statute, rule, or regulation to which the Borrower is subject or any judgment, order, writ, injunction, license, or permit applicable to the Borrower, and (iv) do not conflict with any provision of the corporate charter or bylaws of the Borrower or any agreement or other instrument binding upon the Borrower. The execution, delivery, and performance of this Amendment will result in a valid and legally binding obligation of the Borrower enforceable against it in accordance with the terms and provisions hereof.

                  (c) No Material Adverse Change; No Distributions. Except as otherwise disclosed by the Borrower to the Banks in writing and except for any adverse effects caused by the $28,711,000 increase in the Borrower's loan loss reserve for the fiscal quarter ended March 31, 2003, and subject to the qualifications set forth in Section 6.6.2 of the Credit Agreement, since December 31, 2002, there has occurreD no materially adverse change in the financial condition or business of the Borrower and its Subsidiaries as shown on or reflected in the consolidated balance sheet of the Borrower and its Subsidiaries as at December 31, 2002, or the consolidated statement of income as of such date, other than changes in the ordinary course of business that have not had any materially adverse effect either individually or in the aggregate on the business or financial condition of the Borrower or any of its Subsidiaries. Since September 30, 2001, the Borrower has not made any Distribution.

                  (d) Litigation. Except as set forth Schedule 8(d) hereto, there are no actions, suits, proceedings or investigations of any kind pending or threatened against the Borrower or any of its Subsidiaries before any court, tribunal or administrative agency or board that, if adversely determined, might, either in any case or in the aggregate, materially adversely affect the properties, assets, financial condition or business of the Borrower or any of its Subsidiaries or materially impair the right of the Borrower or any of its Subsidiaries, to carry on business substantially as now conducted by them, or result in any substantial liability not adequately covered by insurance, or for which adequate reserves are not maintained on the consolidated balance sheet of the Borrower, or which question the validity of the Credit Agreement or any of the other Loan Documents, or any action taken or to be taken pursuant hereto or thereto.

         9. EFFECT OF AMENDMENT. Except as expressly set forth herein, this Amendment does not constitute an amendment or waiver of any term or condition of the Credit Agreement or any other Loan Document, and all such terms and conditions shall remain in full force and effect and are hereby ratified and confirmed in all respects. Nothing contained in this Amendment shall be construed to imply a willingness on the part of the Agent or any Bank to grant any similar or other future amendments of any of the provisions of the Credit Agreement or the other Loan Documents. Nothing contained herein shall in any way prejudice, impair or otherwise adversely affect any rights or remedies of the Agent and the Banks under the Credit Agreement or any other Loan Document.

         10. COUNTERPARTS. This Amendment may be executed in any number of counterparts, each of which taken together shall constitute one agreement.

         11. SUCCESSORS AND ASSIGNS. This Amendment shall be binding upon and inure to the benefit of the successors and permitted assigns of the parties hereto.

         12. GOVERNING LAW. This Amendment shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts, without regard to principles of conflicts of law.

         13. RELEASE. In order to induce the Agent and the Banks to enter into this Amendment, the Borrower acknowledges and agrees that: (i) the Borrower has no claims or causes of action against either the Agent or any Bank (or any of their respective directors, officers, employees or agents); (ii) the Borrower has no offset right, counterclaim or defense of any kind against any of its obligations, indebtedness or liabilities to either the Agent or any Bank; and
(iii) each of the Agent and the Banks has heretofore properly performed and satisfied in a timely manner all of its obligations to the Borrower. The Borrower wishes to eliminate any possibility that any past conditions, acts, omissions, events, circumstances or matters would impair or otherwise adversely affect either of the Agent's or any Bank's rights, interests, contracts, collateral security or remedies. Therefore, the Borrower unconditionally releases, waives and forever discharges (A) any and all liabilities, obligations, duties, promises or indebtedness of any kind of the Agent or any Bank to the Borrower, except the obligations to be performed by the Agent or any Bank on or after the date hereof as expressly stated in the Credit Agreement and the other Loan Documents, and (B) all claims, offsets, causes of action, suits or defenses of any kind whatsoever (if any), whether arising at law or in equity, whether known or unknown, which the Borrower might otherwise have against the Agent, any Bank or any of their respective directors, officers, employees or agents, in either case (A) or (B), on account of any past or presently existing condition, act, omission, event, contract, liability, obligation, indebtedness, claim, cause of action, defense, circumstance or matter of any kind.

                  [Remainder of page intentionally left blank.]

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as an instrument under seal to be effective as of the date first above written.

                                                BORROWER:

                                                SILVERLEAF RESORTS, INC.

                                                By:   /S/ HARRY J. WHITE, JR
                                                    ----------------------------
                                                  Name:  Harry J. White, Jr.
                                                  Title: CFO

                                                AGENT AND BANK:

                                                SOVEREIGN BANK

                                                By:   /S/ JOHN BAER
                                                    ----------------------------
                                                  Name:  John Baer
                                                  Title: Vice President

                                                BANK:

                                                LIBERTY BANK

                                                By:   /S/ JASON GORDON
                                                    ----------------------------
                                                  Name:  Jason Gordon
                                                  Title: Vice President

List of Exhibits and Schedules:

Schedule 1         Commitments

Schedule 1.1(a)(A) Update to Heller Documents

Schedule 1.1(b)(B) Update to Textron Documents

Schedule 1.1(c)(C) Update to DZ Bank Documents

Schedule 1.1(e)    Textron Securitization Documents

Schedule 2.2       Tranche B Amortization Table

Schedule 6.21(a)   Subsidiaries

Schedule 6.21(b)   Joint Ventures

Schedule 8(d)      Schedule of Pending Material Litigation

Exhibit A          Form of Borrowing Base Certificate

Exhibit B          Amendments to Textron Documents

Exhibit C          Textron Securitization Documents

Exhibit D          Amendment to Intercreditor Agreement

Exhibit E          Amendment to DZ Bank Facility

Exhibit L          Business Plan

Exhibit O          Textron Securitization Term Sheet

Exhibit P          Timeshare Documents and Declarations